UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    January 12, 2006

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

New Employment Agreement with S. Jeffrey Johnson

On January 12, 2006, Cano Petroleum, Inc. (“Cano”) entered into a new employment agreement (the “Employment Agreement”) with its Chairman of the Board and Chief Executive Officer, S. Jeffrey Johnson.  The Employment Agreement is effective as of January 1, 2006, has a five-year term and provides for an annual salary of $445,000 and a bonus to be determined at the discretion of the board of directors of up to Mr. Johnson’s entire annual base salary.  Mr. Johnson shall receive raises of at least 7% per year.

If Cano (i) terminates Mr. Johnson’s employment other than due to Mr. Johnson’s physical or mental illness as set forth in the Employment Agreement or other than for “cause” as defined in the Employment Agreement; (ii) assigns Mr. Johnson any duties materially inconsistent with Mr. Johnson’s position as Chairman of the Board and Chief Executive Officer of Cano; or (iii) assigns Mr. Johnson a title, office or status which is inconsistent with his present title, office or status, other than a promotion, Cano shall pay Mr. Johnson the greater of (a) his annual base salary for the remainder of the term of the Employment Agreement; or (b) six months of his annual base salary.

If within twelve months after a “Change in Control,” as defined in the Employment Agreement, Cano terminates Mr. Johnson’s employment for any reason or Mr. Johnson resigns at any time after any diminution of his job title, duties or compensation or the relocation of Mr. Johnson to an office in a county that does not abut Tarrant County, Texas, Cano shall pay Mr. Johnson three times his annual salary and three times his prior year’s bonuses and shall provide for three years to him, his spouse and dependents the right to participate in any health and dental plans that Cano maintains for its employees.

The Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Employment Agreement of Michael J. Ricketts

On January 12, 2006, Cano entered into an amendment to the employment agreement of Michael J. Ricketts, Cano’s Chief Financial Officer, pursuant to which effective January 1, 2006, his annual base salary is increased from $123,050 to $150,000 and he is eligible for an annual bonus of up to 100% of his annual base salary as shall be determined at the sole discretion of the Cano board of directors.

The amendment is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amendment to Employment Agreement of Thomas Cochrane

On January 12, 2006, Cano entered into an amendment to the employment agreement of Thomas Cochrane, Cano’s Executive Vice President-Engineering, pursuant to which effective January 1, 2006, his annual base salary is increased from $133,750 to $225,000 and he is eligible for an annual bonus of up to 100% of his annual base salary as shall be determined at the sole discretion of the Cano board of directors.

The amendment is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Amendment to Employment Agreement of James K. Teringo, Jr.

On January 12, 2006, Cano entered into an amendment to the employment agreement of James K. Teringo, Jr., Cano’s Vice President, General Counsel and Corporate Secretary, pursuant to which effective January 1, 2006, his annual base salary is increased from $120,000 to $200,000 and he is eligible for an annual bonus of up to 100% of his annual base salary as shall be determined at the sole discretion of the Cano board of directors.

In addition, the amendment provides additional benefits to Mr. Teringo upon certain events that occur within twelve months of a “Change in Control,” as defined in his employment agreement and that if within twelve months after a Change in Control, Cano terminates Mr. Teringo’s employment for any reason or Mr. Teringo resigns at any time after any diminution of his job title, duties or compensation or the relocation of Mr. Teringo to an office in a county that does not abut Tarrant County, Texas, Cano shall pay Mr. Teringo three times his annual salary and three times his prior year’s bonuses and shall provide for three years to him, his spouse and dependents the right to participate in any health and dental plans that Cano maintains for its employees.

The amendment is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 1.02.              Termination of a Material Definitive Agreement.

As described in “Item 1.01.  Entry into a Material Definitive Agreement – New Employment Agreement with S. Jeffrey Johnson,” on January 12, 2006, Cano entered into a new employment agreement with S. Jeffrey Johnson, Cano’s Chairman of the Board and Chief Executive Officer effective as of January 1, 2006.  Therefore, Mr. Johnson’s prior employment agreement with Huron Ventures, Inc., now known as Cano Petroleum, Inc., effective May 28, 2004 and effective until May 28, 2006 has been replaced and terminated.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Employment Agreement between Cano Petroleum, Inc. and S. Jeffrey Johnson effective January 1, 2006.

	10.2	Amendment to Employment Agreement of Michael J. Ricketts effective January 1, 2006.

	10.3	Amendment to Employment Agreement of Thomas Cochrane effective January 1, 2006.

	10.4	Amendment to Employment Agreement of James K. Teringo, Jr. effective January 1, 2006.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: January 19, 2006

	By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Cano Petroleum, Inc. and S. Jeffrey Johnson effective January 1, 2006.

10.2	Amendment to Employment Agreement of Michael J. Ricketts effective January 1, 2006.

10.3	Amendment to Employment Agreement of Thomas Cochrane effective January 1, 2006.

10.4	Amendment to Employment Agreement of James K. Teringo, Jr. effective January 1, 2006.